Exhibit (j)(1)
CONSENT OF COUNSEL
We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 135 to the Registration Statement of Artisan Partners Funds, Inc. on Form N-1A under the Securities Act of 1933, as amended.
/s/ Ropes & Gray LLP

Ropes & Gray LLP
Washington, DC
December 13, 2021